                                     EXHIBIT 11.1

                                     SCOOP, INC.
                          COMPUTATION OF NET LOSS PER SHARE


                                                                                             THREE MONTHS
                                                                                             ENDED MARCH 31,
                                                                                      1996                1997
                                                                                      ----                ----
Weighted average shares outstanding . . . . . . . . . . . . . . . . . . . . . .      2,517,000           2,826,000
Conversion of redeemable common stock . . . . . . . . . . . . . . . . . . . . .                            927,000
Equivalent shares from the assumed exercise of options and warrants . . . . . .        363,000             363,000
                                                                                   -----------         -----------
Weighted average shares used in calculation of net loss per share . . . . . . .      2,880,000           4,116,000
                                                                                   -----------         -----------
Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (175,200)        $  (567,700)
                                                                                   -----------         -----------
                                                                                   -----------         -----------
Net loss applicable to common stock . . . . . . . . . . . . . . . . . . . . . .                        $  (622,200)
                                                                                                       -----------
                                                                                                       -----------
Net loss per common share . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     (0.06)        $     (0.15)
                                                                                   -----------         -----------
                                                                                   -----------         -----------

                                       15